UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 22, 2005

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful.

Item 1.01               Entry into a Material Definitive Agreement.

On September 22, 2005, Acusphere, Inc. entered into an agreement with Piper Jaffray & Co., providing for the issuance and sale by Acusphere to Piper Jaffray of 3,566,000 shares of its common stock, par value $0.01 per share, at a purchase price of $4.96 per share (price to public $5.25). This sale of shares of common stock is scheduled to close on September 28, 2005, subject to customary closing conditions.

Acusphere has agreed to indemnify Piper Jaffray against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute payments that Piper Jaffray may be required to make in respect of these liabilities. Acusphere has also agreed for a period of 90 days following the offering of common stock to refrain from directly or indirectly selling or offering to sell any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock, or filing a registration statement under the Securities Act relating to the offer of its common stock or securities convertible into or exchangeable or exercisable for shares of common stock.

Acusphere’s directors and executive officers have agreed that, subject to certain limited exceptions and without the prior written consent of Piper Jaffray, they will not offer for sale, sell, contract to sell, grant any option for the sale of, pledge, transfer, establish an open “put equivalent position” or otherwise dispose of any shares of Acusphere common stock, or any security related to Acusphere common stock for a period of 60 days from the date hereof.  In addition, if Acusphere issues an earnings release or material news or a material event relating to Acusphere occurs during the last 17 days of such 60 day period or if, prior to the expiration of such 60 day period, Acusphere announces that it will release earnings results during the 16-day period beginning on the 60th day, the restrictions imposed by the underwriter lock-ups may be extended to no later than November 30, 2005.  Piper Jaffray may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these agreements.

The offering of common stock is being made pursuant to a shelf registration statement filed with the Securities and Exchange Commission on Form S-3 (Registration No. 333-123854) on April 5, 2005, including a prospectus supplement dated September 23, 2005.

A copy of the agreement is filed as Exhibit 1.1 to this Current Report and is incorporated by reference.

Item 7.01               Regulation FD Disclosure

On September 23, 2005, Acusphere issued a press release announcing the pricing of the offering of common stock described in Item 1.01 above.  A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated September 22, 2005, filed herewith
99.1	Press Release dated September 23, 2005, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: September 23, 2005	By:	/s/ John F. Thero
	Name:	John F. Thero
	Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated September 22, 2005, filed herewith
99.1	Press Release dated September 23, 2005, furnished herewith